UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2014

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State of other jurisdiction of incorporation)

333-172896

(Commission File Number)

98-087028

(IRS Employer Identification No.)

56 E. Main Street, Suite 202

Ventura, California 93001

(Address of principal executive offices) (Zip Code)

(805) 643-0385

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Copies to:

Aaron Botti, Esq.

2815 Townsgate Rd., Suite 320

Westlake Village, California 93021

Telephone No.: (805) 577-8088

Facsimile No.: (805)456-7884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2014, Linda Gassaway, the Chief Financial Officer of North American Oil & Gas Corp. (the “Company”) submitted her resignation to the Company effective immediately.

Subsequent to Ms. Gassaway’s resignation, the Company has named Cosimo Damiano as the Company’s Chief Financial Officer. Mr. Damiano will remain a member of the Company’s Board of Directors.

Mr. Damiano’s experience involves the strategic analysis and financial modeling of oil & gas companies for global Investment banks and commodity trading companies in a principal investment role. This experience has provided Mr. Damiano with a strong understanding and analytical analysis of financing oil and gas assets across various geographic areas. Mr. Damiano has served as an Independent Director of the Company since November 2012, and assisted with the merger between Lani LLC and Calendar Dragon to form the Company.

Mr. Damiano has over 20 years of experience in the finance industry and 14 years in the energy industry, most recently as Managing Director of Blacktip Energy Inc., a position he took on in May 2014. Since April 2014, Mr. Damiano has provided consulting services to Merricks Capital (Hedge Fund. From September 2013 through March 2014 Cosimo worked for CIMB in the capacity of Director of Oil & Gas Equity Research. During the period January 2012 through June 2013 Mr. Damiano provided independent consulting to various oil and gas companies located in North America, Asia, Australia and Africa. From May 2011 through December 2011 Cosimo held the position of Director of Investments for Mocoh SA.

During the period April 2010 through November 2010 Cosimo was the Director of Upstream Investments for Mercuria Energy Group. Mr. Damiano has wide commercial and investment experience in the oil and gas industry in Australia, Asia, United States, Canada and Argentina. In his previous role with Mercuria, Mr. Damiano’s duties primarily involved private equity investments and included the reporting on Mercuria’s existing oil and gas investments in Canada, U.S and Argentina and sourcing new investments. It involved the reporting and monitoring of ~10,000boepd of production, setting corporate and financing strategies and Board updates monitoring and evaluating the assets’ performance.

From July 2008 through March 2010, Mr. Damiano held the position of Energy Analyst for Galena Asset Management (Trafigura Group).

In his previous and current roles Mr. Damiano has periodically undertaken advisory roles for several oil and gas companies as well as energy trading companies most notably relating to, M&A advice, capital structure (debt and equity structuring), strategic planning and marketing. Mr. Damiano holds a Bachelor’s degree in Finance and Economics from Victoria University, Australia. Mr. Damiano’s background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

There are no family relationships existing between Mr. Damiano and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Damiano or any member of his immediate family had or will have an interest. Mr. Damiano will not receive any compensation related to his activities as Chief Financial Officer and no contract was entered into between the Company and Mr. Damiano as a result of this appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp. (Registrant)

Date: November 13, 2014	By:	/s/ Robert Rosenthal
	Name:	Robert Rosenthal
	Title:	President and Chief Executive Officer
(principal executive officer)